SECURITIES AND EXCHANGE COMMISSION


                                   Washington, D.C.  20549


                                     ------------------


                                          FORM 8-A


                      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                           PURSUANT TO SECTION 12(b) OR (g) OF THE
                               SECURITIES EXCHANGE ACT OF 1934


                   Public Service Company of North Carolina, Incorporated (Exact name of registrant as specified in its charter)


                  North Carolina                        56-0233140
(State of Incorporation or Organization)               (IRS Employer
                                                       Identification No.)


  400 Cox Road, P.O. Box 1398, Gastonia, North Carolina       28053-1398
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange
    Title of each class                    on which each class is
    to be so registered                    to be registered
    Preferred Stock Purchase               New York Stock Exchange
      Rights


Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
                             (Title of Class)


                        Exhibit Index is on Page 9

Item 1.           Description of Securities To Be Registered.

                  On April 9, 1997, the Board of Directors of Public Service Company of North Carolina, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative Preferred Stock, par value $25 per share (the "Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  By Order issued April 8, 1997, the North Carolina Utilities Commission authorized PSNC to reserve for issuance under the Rights Agreement, up to 1,500,000 shares of preferred stock and to issue that preferred stock in the future in accordance with the terms of the Rights Agreement.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earli er of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or ob tained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or, with respect to persons that benefi cially own ten percent (10%) or more of the outstanding shares of Common Stock on April 9, 1997, such person has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the out standing shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorpo rating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of busi ness on April 9, 2007, unless earlier redeemed or ex changed by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the  event  that a person  becomes  an  Acquir  ing  Person
(except pursuant to an offer for all out standing shares of Common Stock that the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, at the option of the Board of Directors, (i) Common Stock, the issuance of which has been preapproved by the North Carolina Utilities Commis sion (the "Commission"), (ii) one one-hundredths of a share of Series A Cumulative Preferred Stock, the issu ance of which has been preapproved by the Commission, and/or (ii) cash, property or other securities of the Company, each of (i), (ii) and (iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances speci fied in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $100.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or
(ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this para graph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At any time after a person becomes an Acquir ing Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstand ing Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hun dredths of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consider ation deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 re demption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised, the holder there of, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the

Company, stockholders may, depending upon the circum stances, recognize taxable income in the event that the Rights become exercisable for Common Stock, Preferred Stock or other consideration of the Company or for common stock of the acquiring company as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

     As of March 31, 1997, there were 19,545,517.912 shares of Common Stock of the Company outstanding and no shares of Common Stock of the Company in the treasury. As of March 31, 1997, options to purchase 505,412,500 shares of Common Stock were outstanding. Each share of Common Stock of the Company outstanding at the close of business on April 28, 1997, will receive one Right. So long as the Rights are attached to the Common Stock, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or transferred by the Company in the future. In addition, following the Distribution Date and prior to the expiration or redemp tion of the Rights, the Company may issue Rights when it issues Common Stock only if the Board deems it to be necessary or appropriate, or in connection with the issuance of shares of Common Stock pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of certain securities of the Company. One million shares of

Preferred Stock are initially reserved for issuance upon exercise of the Rights.

                  The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders as deter mined by a majority of the Directors who are not affili ated with the person making the offer, or willing to negotiate with the Board. The Rights should not inter fere with any merger or other business combination approved by the Board since the Board may, at its op tion, at any time until ten days following the Stock Acquisition Date redeem all but not less than all the then outstanding Rights at the Redemption Price.

                  The Rights Agreement, dated as of April 9, 1997, between the Company and First Union National Bank of North Carolina, as Rights Agent, specifying the terms of the Rights and including the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Stock as an exhibit thereto, the press release announcing the declaration of the Rights and a form of letter to the Company's stockholders describing the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 2.           Exhibits.

  1 Rights Agreement, dated as of April 9, 1997, between Public Service Company of North Caro lina, Incorporated and First Union National

                  Bank of North Carolina, as Rights Agent, in cluding the Articles of Amendment setting forth the terms of the Series A Cumulative Preferred Stock, par value $25 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Pur chase Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Rights Cer tificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement).

  2               Press Release of the Company dated April 10,
                  1997.

  3 Form of letter to the Company's stockholders describing the Rights.

                                             SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho rized.


                                                   Public Service Company of
                                                   North Carolina, Incorporated



Date:  April 10, 1997                                By:s/Jack G. Mason
                                                     Name:Jack G. Mason
                                                     Title:Vice President-
                                                           Treasurer & Chief
                                                           Financial Officer

                                  EXHIBIT INDEX




Exhibit                Description                          Page
----------------------------------------------------------------
          1    Rights Agreement, dated as of April          10
               9, 1997, between   Public   Service
               Company    of    North    Carolina,
               Incorporated    and   First   Union
               National Bank of North Carolina, as
               Rights    Agent,    including   the
               Articles of Amendment setting forth
               the   terms   of   the   Series   A
               Cumulative   Preferred  Stock,  par
               value $25 per share,  as Exhibit A,
               the form of Rights  Certif icate as
               Exhibit  B  and  the  Sum  mary  of
               Rights to Purchase Pre ferred Stock
               as  Exhibit  C.  Pur  suant  to the
               Rights  Agreement,  printed  Rights
               Certificates  will  not  be  mailed
               until after the  Distribution  Date
               (as  such  term is  defined  in the
               Rights Agree ment).

          2    Press Release of the Company dated            93
               April 10, 1997.

          3    Form of  letter  to the  Company's
               stockholders describing the Rights.           102

                                                       EXHIBIT 1
                                                       =========










--------------------------------------------------------------------------------




                       Public Service Company of North Carolina, Incorporated


                                                 and


                             First Union National Bank of North Carolina


                                           as Rights Agent







                                          Rights Agreement

                                      Dated as of April 9, 1997



-----------------------------------------------------------------------------

                                          TABLE OF CONTENTS

Section                                                     Page

1.  Certain Definitions.....................................  1

2.  Appointment of Rights Agent.............................  7
    ---------------------------

3.  Issuance of Rights Certificates.........................  7
    -------------------------------

4.  Form of Rights Certificates.............................  9
    ---------------------------

5.  Countersignature and Registration....................... 11

6.  Transfer, Split Up, Combination and
        Exchange of Rights Certificates;
        Mutilated, Destroyed, Lost or Stolen
        Rights Certificates.................................. 11

7.  Exercise of Rights; Purchase Price;
        Expiration Date of Rights............................ 13

8.  Cancellation and Destruction of Rights
        Certificates......................................... 16

9.  Reservation and Availability of Capital
        Stock................................................. 16

10.  Preferred Stock Record Date.............................. 19
     ---------------------------

11.  Adjustment of Purchase Price, Number and
        Kind of Shares or Number of Rights.................... 19

12.  Certificate of Adjusted Purchase Price or
        Number of Shares...................................... 32

13.  Consolidation, Merger or Sale or Transfer
        of Assets, Cash Flow or Earning Power................. 32

14.  Fractional Rights and Fractional Shares................. 36

15.  Rights of Action........................................ 38

16.  Agreement of Rights Holders............................. 38

17.  Rights Certificate Holder Not Deemed a
        Stockholder.......................................... 39

18.  Concerning the Rights Agent............................. 40

19.  Merger or Consolidation or Change of Name
        of Rights Agent...................................... 41

20.  Duties of Rights Agent.................................. 42

21.  Change of Rights Agent................................. 45

22.  Issuance of New Rights Certificates.................... 46

23.  Redemption and Termination............................. 47

24.  Exchange............................................... 48

25.  Notice of Certain Events............................... 50

26.  Notices................................................ 51

27.  Supplements and Amendments............................. 52

28.  Successors............................................. 53

29.  Determinations and Actions by the Board,
        etc................................................. 53

30.  Benefits of this Agreement............................. 53

31.  Severability........................................... 54

32.  Governing Law.......................................... 54

33.  Counterparts........................................... 54

34.  Descriptive Headings................................... 54


                                          EXHIBITS

Exhibit A --                Form of Aricles of Amendment

Exhibit B --                Form of Rights Certificate

Exhibit C --                Form of Summary of Rights

                                          RIGHTS AGREEMENT


                  RIGHTS AGREEMENT, dated as of April 9, 1997 (this "Agreement"), between Public Service Company of North Carolina, Incorporated, a North Carolina corpora tion (the "Company"), and First Union National Bank of North Carolina, a national banking association, as Rights
Agent (the "Rights Agent").

                                        W I T N E S S E T H

                  WHEREAS, on April 9, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distri bution of one Right for each share of common stock, par value $1.00 per share, of the Company (the "Common Stock") outstanding at the close of business on April 28, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as herein after defined), each Right initially representing the right to purchase one one-hundredth of a share of Series A Cumulative Preferred Stock (the "Preferred Stock") having the rights, powers and preferences set forth in the form of the Articles of Amendment to the Amended and Restated Charter of the Company attached hereto as Exhib it A, upon the terms and subject to the conditions here inafter set forth (the "Rights");

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1.  Certain Definitions.  For purposes
of this Agreement, the following terms have the meanings indicated:

                           (a)  "Acquiring Person" shall mean any
Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Person who, as of the date hereof, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock then out standing unless and until such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent (20%) or more of the shares of Common Stock then outstanding whereupon such Person shall become an Acquiring Person or
(vi) any Person who becomes the Beneficial Owner of fifteen per cent (15%) or more, or, with respect to a Person de scribed in clause (v) above, twenty percent (20%) or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more, or twenty percent (20%) or more, as the case may be, of the then outstanding shares of Common Stock, acquires benefi cial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding.

                           (b)      "Act" shall mean the Securities Act
of 1933 as amended and in effect on the date of this agreement.

                           (c)  "Affiliate" and "Associate" shall
have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

                           (d)  A Person shall be deemed the
"Beneficial Owner" of, and shall be deemed to "benefi cially own," any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (wheth er or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associ ates prior to the Distribution Date or pursuant to Section 3(a) or
         Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                           (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Ex change
         Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Benefi cial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or under standing to vote such security if such agree ment, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the appli cable provisions of the General Rules and Regu lations under the Exchange Act, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or succes sor report); or

                           (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any vot ing securities of the Company;

provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwrit er of securities to be the "Beneficial Owner" of, or to

"beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty
(40) days after the date of such acquisition.

                           (e) "Business Day" shall mean any day
other than a Saturday, Sunday or a day on which banking institutions in the State of North Carolina are autho rized or obligated by law or executive order to close.

                           (f)  "Close of business" on any given date
shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                           (g)  "Common Stock" shall mean the common
stock, par value $1.00 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Per son.

                           (h)      "Common Stock Equivalents" shall have
the meaning set forth in Section 11(a)(iii) hereof.

                           (i)      "Current Market Price" shall have the
meaning set forth in Section 11(d)(i) hereof.

                           (j)      "Current Value" shall have the mean
ing set forth in Section 11(a)(iii) hereof.

                           (k)      "Distribution Date" shall have the
meaning set forth in Section 3(a) hereof.

                           (l)      "Exchange Act" shall have the meaning
set forth in Section 1(c) hereof.

                           (m)      "Expiration Date" shall have the
meaning set forth in Section 7(a) hereof.

                           (n)      "Final Expiration Date" shall mean
the close of business on April 9, 2007.

                           (o)  "Person" shall mean any individual,
firm, corporation, partnership or other entity.

                           (p)  "Preferred Stock" shall mean shares
of Series A Cumulative Preferred Stock, par value $25.00 per share, of the Company and, to the extent that there are not a sufficient number of shares of Series A Cumula tive Preferred Stock authorized to permit the full exer cise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Cumulative Preferred Stock.

                           (q)      "Principal Party" shall have the
meaning set forth in Section 13(b) hereof.

                           (r)      "Purchase Price" shall have the
meaning set forth in Section 4(a) hereof.

                           (s)      "Record Date" shall have the meaning
set forth in the WHEREAS clause at the beginning of this Agreement.

                           (t)      "Redemption Price" shall have the
meaning set forth in Section 23(a) hereof.

                           (u)      "Rights" shall have the meaning set
forth in the WHEREAS clause at the beginning of the Agreement.

                           (v)      "Rights Agent" shall have the meaning
set forth in the parties clause at the beginning of this Agreement.

                           (w)      "Rights Certificates" shall have the
meaning set forth in Section 3(a) hereof.

                           (x)      "Rights Dividend Declaration Date"
shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

                           (y)      "Section 11(a)(ii) Event" shall mean
any event described in Section 11(a)(ii) hereof.

                           (z)      "Section 11(a)(ii) Trigger Date"
shall have the meaning set forth in Section 11(a)(iii) hereof.

                           (aa)     "Section 13 Event" shall mean any
event described in clauses (x), (y), or (z) of Section
13(a) hereof.

                           (bb)     "Spread" shall have the meaning set
forth in Section 11(a)(iii) hereof.

                           (cc)     "Stock Acquisition Date" shall mean
the first date of public announcement (which, for purpos es of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                           (dd)     "Subsidiary" shall mean, with refer
ence to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or other wise controlled by such Person.

                           (ee)     "Substitution Period" shall have the
meaning set forth in Section 11(a)(iii) hereof.

                           (ff)     "Summary of Rights" shall have the
meaning set forth in Section 3(b) hereof.

                           (gg)     "Trading Day" shall have the meaning
set forth in Section 11(d)(i) hereof.

                           (hh)     "Triggering Event" shall mean any
Section 11(a)(ii) Event or any Section 13 Event.

                  Section 2.  Appointment of Rights Agent.  The
                              ---------------------------
Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common
Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such ap pointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

                  Section 3.  Issuance of Rights Certificates.

                           (a)  Until the earlier of (i) the close of
business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth day (or such later date as the Board shall deter mine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first pub lished or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the "Distribution

Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (in cluding a transfer to the Company). As soon as practica ble after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an ad justment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                           (b)  The Company will make available a
copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), to any holder of Rights who may so request from time to time. With respect to certificates for the Common Stock outstanding as of the Record Date or were issued subse quent to the Record Date, unless and until the Distribu tion Date shall occur, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as herein after defined), the transfer of any certificates repre senting shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                           (c)  Rights shall be issued in respect of
all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and enti tles the holder hereof to certain Rights as set forth in the Rights Agreement between Public Service Company of North Carolina, Incorporated (the "Company") and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal of fices of the Company. Under certain circum stances, as set forth in the Rights Agreement, such Rights will be evidenced by separate cer tificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain cir cumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

                  Section 4.  Form of Rights Certificates.

                           (a)  The Rights Certificates (and the
forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substan tially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to ad justment as provided herein.

                           (b)  Any Rights Certificate issued pur
suant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Ac quiring Person or any Associate or Affiliate of an Ac quiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Ac quiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Cer tificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Per son (as such terms are defined in the Rights Agreement). Accordingly, this Rights Cer tificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agree ment.

                  Section 5.  Countersignature and Registration.

                           (a)  The Rights Certificates shall be
executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have af fixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any pur pose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certifi cates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                           (b)  Following the Distribution Date, the
Rights Agent will keep or cause to be kept, at its prin cipal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                  Section 6.  Transfer, Split Up, Combination and
Exchange of Rights Certificates; Mutilated, Destroyed,
Lost or Stolen Rights Certificates.

                           (a)  Subject to the provisions of Section
4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have been exchanged pursuant to Section 24 hereof) may be trans ferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the regis tered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, follow ing a Triggering Event, at the option of the Board (i) one one-hundredths of a share of Preferred Stock, (ii) Common Stock or (iii) other securities, cash or other as sets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certifi cates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably re quest. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and
Section 24
hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may re quire payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                           (b)  Upon receipt by the Company and the
Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7.  Exercise of Rights; Purchase Price;
Expiration Date of Rights.

                           (a)  Subject to Section 7(e) hereof, the
registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provid ed herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and
Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such sur rendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on April
9, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which such Rights are exchanged pursu ant to Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

                           (b)  The Purchase Price for each one
one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $55.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                           (c)  Upon receipt of a Rights Certificate
representing exercisable Rights, with the form of elec tion to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly
(i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be pur chased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exer cise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                           (d)  In case the registered holder of any
Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

                           (e)  Notwithstanding anything in this
Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such As sociate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Af filiate) who becomes a transferee prior to or concur rently with the Acquiring Person becoming such and re ceives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understand ing regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, ar rangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           (f)  Notwithstanding anything in this
Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section   8.    Cancellation   and   Destruction   of   Rights
Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, com bination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Cer tificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9.  Reservation and Availability of
Capital Stock.

                           (a)  The Company covenants and agrees that
it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, at the option of the Board, out of its authorized and unis sued (i) one one-hundredths of a share of Preferred Stock, (ii) shares of Common Stock and/or (iii) other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred

Stock (and, following the occurrence of a Triggering Event, at the option of the Board, (i) one one-hundredths of a share of Preferred Stock, (ii) Common Stock and/or (iii) other securities) that, as provided in this Agree ment including
Section 11(a)(iii) hereof, will be suffi cient to permit the exercise in full of all outstanding Rights.

                           (b)  So long as the shares of Preferred
Stock (and, following the occurrence of a Triggering Event, at the option of the Board, (i) one one-hun dredths of a share of Preferred Stock,(ii) Common Stock and/or (iii) other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                           (c)  The Company shall use its best ef
forts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such regis tration statement to become effective as soon as practi cable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporari ly suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registra tion statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may tempo rarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agree ment to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise thereof is not permitted under applicable law or a regis tration statement has not been declared effective.

                           (d)  The Company covenants and agrees that
it will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, at the option of the Board, (i) one one-hundredths of a share of Preferred Stock, (ii) Common Stock and/or (iii) other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                           (e)  The Company further covenants and
agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a share of Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may
be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certifi cates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other secu rities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  Section 10.  Preferred Stock Record Date.
                               ---------------------------
Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or one one- hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such frac tional shares of Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connec tion with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the

         Purchase Price in effect at the time of the record date for such dividend or of the effec tive date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Pur chase Price then in effect, the aggregate num ber and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassi fication. If an event occurs which would re quire an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                           (ii) Subject to Section 24 of this Agreement, in the event any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the mem bers of the Board who are not officers of the

         Company and who are not representatives, nomi nees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to stockholders (taking into ac count all factors that such members of the Board deem relevant including, without limita tion, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum val ue) and (b) otherwise in the best interests of the Company and its stockholders, then, prompt ly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Pre ferred Stock, at the option of the Board, (i) such number of one one-hundredths of a share of Preferred Stock, the issuance of which has been preapproved by the North Carolina Utilities Commission (the
         "Commission"), as shall equal the Adjustment Shares Amount (the "Preferred Adjustment Shares,") or (ii) such number of shares of Common Stock of the Company, the issuance of which has been preapproved by the Commission as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (the "Common Adjust ment Shares", and, together with the Common Adjustment Shares, the "Adjustment Shares", the number of which is the "Adjustment Shares Amount")

                           (iii) In the event that the number of shares of Preferred Stock or Common Stock, as the case may be, that are authorized by the Company's Charter but not outstanding or re served for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Ad justment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securi ties of the Company (including, without limita tion, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of an investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being re ferred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obli gated to deliver, upon the surrender for exer cise of a Right and without requiring payment of the Purchase Price, (i) one one-hundredths of a share of Preferred Stock (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread or (ii) shares of Common Stock (to the extent available). For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock or Preferred Stock could be authorized for issu ance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Com pany may seek stockholder approval for the authorization of such additional shares (such thirty
         (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursu ant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall pro vide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Sub stitution Period in order to seek such stock holder approval for such authorization of addi tional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspen sion is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price per share of the Common Stock on the Sec tion 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equiva lent shall be deemed to equal the current mar ket price per share of the Common Stock on such date.

                           (b)  In case the Company shall fix a
record date for the issuance of rights, options or war rants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities con vertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conver sion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Sec tion 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consider ation part or all of which may be in a form other than cash, the value of such consideration shall be as deter mined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such compu tation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                           (c)  In case the Company shall fix a
record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the

Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Pur chase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be de scribed in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebted ness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                           (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as hereinafter de fined) immediately prior to such date, and for pur poses of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; pro vided, however, that in the event that the Current Market Price per share of the Common Stock is deter mined during a period following the announcement by the issuer of such Common Stock of
         (A) a dividend or distribution on such Common Stock payable in shares of such securities or Common Stock convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassifica tion of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclas sification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national secu rities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as deter mined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Cur rent Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multi plied by the Current Market Price per share of the Common Stock. If neither the Preferred Stock nor the Common Stock is publicly held or so listed or traded, Current Market Price per share of the Pre ferred Stock shall mean the fair value per share as determined in good faith by the Board, whose deter mination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (e)  Anything herein to the contrary not
withstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the ear lier of (i) three (3) years from the date of the transac tion that mandates such adjustment or (ii) the Expiration Date.

                           (f)  If as a result of an adjustment made
pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provi sions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                           (g)  All Rights originally issued by the
Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hun dredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           (h)  Unless the Company shall have exer
cised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to pur chase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                           (i)  The Company may elect on or after the
date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such ad justment. Each Right held of record prior to such ad justment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect im mediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates eviden cing all the Rights to which such holders shall be en titled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and counter signed in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the hold ers of record of Rights Certificates on the record date specified in the public announcement.

                           (j)  Irrespective of any adjustment or
change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share that were ex pressed in the initial Rights Certificates issued hereun der.

                           (k)  Before taking any action that would
cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hun dredths of a share of Preferred Stock issuable upon exer cise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be neces sary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                           (l)  In any case in which this Section 11
shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exer cised after such record date of the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (frac tional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                           (m)  Anything in this Section 11 to the
contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in ad dition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price,
(iii) issuance wholly for cash of shares of Pre ferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                           (n)  The Company covenants and agrees that
it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Sub sidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggre gating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially dimin ish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                           (o)  The Company covenants and agrees
that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                           (p)  Anything in this Agreement to the
contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock pay able in shares of Common Stock, (ii) subdivide the out standing shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding im mediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the

Preferred Stock and the Common Stock, a copy of such cer tificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

                  Section 13.  Consolidation, Merger or Sale or
Transfer of Assets, Cash Flow or Earning Power.

                           (a)  In the event that, following the
Stock  Acquisition  Date,   directly  or  indirectly,   (x)  the  Company  shall
consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) here of), and the Company shall not be the continuing or sur viving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Com pany, and the Company shall be the continuing or sur viving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise trans fer), in one transaction or a series of related transac tions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereaf ter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly autho rized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occur rence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such
Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock there after deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Sec tion 13 Event.

                           (b)  "Principal Party" shall mean:

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securi ties are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Sub sidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                           (c)  The Company shall not consummate any
such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
(a) of this Section 13, the Principal Party will:

                           (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                           (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the re quirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                           (d)  Notwithstanding anything in this
Agreement to the contrary, Section 13 shall not be ap plicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock of fered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  Section 14.  Fractional Rights and Fractional
Shares.

                           (a)  The Company shall not be required to
issue fractions of Rights, except prior to the Distribu tion Date as provided in
Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certifi cates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this
Section 14(a), the current
market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transac tion reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                           (b)  The Company shall not be required to
issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Pre ferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredths of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredths of a share of Preferred Stock shall be one one-hundredths of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (c)  Following the occurrence of a Trig
gering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence frac tional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common
Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (d)  The holder of a Right by the accep
tance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
Section 14.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution

Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Cer tificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to en force, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           (a)  prior to the Distribution Date, the
Rights will be transferable only in connection with the transfer of Common Stock;

                           (b)  after the Distribution Date, the
Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                           (c)  subject to Section 6(a) and Section
7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate

(or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (not withstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock cer tificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                           (d)  notwithstanding anything in this
Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of com petent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or other wise overturned as soon as possible.

                  Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or with hold consent to any corporate action, or to receive notice of meetings or other actions affecting stock holders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Cer tificate shall have been exercised in accordance with the provisions hereof.

                  Section 18.  Concerning the Rights Agent.

                           (a)  The Company agrees to pay to the
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, and its directors, officers, employees and agents, for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent or such other identified party, for anything done or omitted by the Rights Agent or such other identified party in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises.

                           (b)  The Rights Agent shall be protected
and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of as signment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certifi cate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                           (c)      The Indemnity provided in this Sec
tion 18 shall survive the expiration of the Rights and the termination of the Agreement.

                  Section 19.  Merger or Consolidation or Change
of Name of Rights Agent.

                           (a)  Any corporation into which the Rights
Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation result ing from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any suc cessor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a suc cessor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been counter signed but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so counter signed; and in case at that time any of the Rights Cer tificates shall not have been countersigned, any succes sor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                           (b)  In case at any time the name of the
Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersig nature under its prior name and deliver Rights Cer tificates so countersigned; and in case at that time any of the Rights Certificates shall not have been counter signed, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Cer tificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations im posed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                           (a)  The Rights Agent may consult with
legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

                           (b)  Whenever in the performance of its
duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (c)  The Rights Agent shall be liable
hereunder only for its own gross negligence, bad faith or willful misconduct.

                           (d)  The Rights Agent shall not be liable
for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (e)  The Rights Agent shall not be under
any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Pre ferred Stock or Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassess able.

                           (f)  The Company agrees that it will
perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the car rying out or performing by the Rights Agent of the provisions of this Agreement.

                           (g)  The Rights Agent is hereby authorized
and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suf fered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Compa ny may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such appli cation on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually re ceives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of any omission), the Rights Agent shall have received written instructions in response to such appli cation specifying the action to be taken or omitted.

                           (h)  The Rights Agent and any stockholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                           (i)  The Rights Agent may execute and
exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that the Rights Agent was not grossly negligent in the selection or continued employment thereof.

                           (j)  No provision of this Agreement shall
require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the perfor mance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indem nification against such risk or liability is not reasonably assured to it.

                           (k)  If, with respect to any Rights Cer
tificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of as signment or form of election to purchase, as the case may be, has either not been completed or indicates an affir mative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consul ting with the Company.

                           (l)      The Rights Agent undertakes only the
express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

                           (m)      Anything in this Agreement to the
contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Com pany, and to each transfer agent of the Preferred Stock and Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and Common Stock, by registered or certified mail, and to the holders of the Rights Cer tificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdic tion for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any State thereof, in good standing, which is autho rized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock , and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Rights Cer tificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evi dencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase

Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expira tion of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropri ate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.  Redemption and Termination.

                           (a)  The Board may, at its option, at any
time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expira tion Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar trans action occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption

Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exer cisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemp tion hereunder has expired. The Company may, at its op tion, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                           (b)  Immediately upon the action of the
Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                           (c)  Notwithstanding the provisions of
Section 23(a) hereof, in the event that a majority of the Board is elected by stockholder action by written con sent, or is comprised of persons elected at a meeting of stockholders who were not nominated by the Board in office immediately prior to such meeting, then for a period of one hundred and eighty
(180) days following the effectiveness of such election the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of allowing any Person to become an Acquiring Person or otherwise facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person.

                  Section 24.  Exchange.

                           (a) The Board may, at its option, at any
time after any Person becomes an Acquiring Person, ex change all or part of the then outstanding and exercis able Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such ex change ratio being hereinafter referred to as the "Ex change Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Sub sidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

                           (b)      Immediately upon the action of the
Board  ordering the exchange of any Rights  pursuant to  subsection  (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                           (c)  In any exchange pursuant to this Sec
tion 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common Stock exchangeable for rights, at the initial rate of one one-hundredths of a share of Preferred Stock (or Equivalent Preferred Stock) for each Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

                           (d)  In the event that there shall not be
sufficient Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any ex change of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights.

                           (e)  The Company shall not be required to
issue fractions of Common Stock or Preferred Stock or to distribute certificates which evidence fractional Common Stock or Preferred Stock. In lieu of such fractional Common Stock or Preferred Stock, there may be paid to the registered holders of the Right Certificates with regard to which such fractional Common Stock or Preferred Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Stock. For the purposes of this subsection (e), the current market value of a whole Common Stock shall be the closing price of a Common Stock (as determined pursu ant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25.  Notice of Certain Events.

                           (a)  In case the Company shall propose, at
any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarter ly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclas sification of its Preferred Stock (other than a reclas sification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any con solidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certifi cate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolida tion, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participa tion therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the hold ers of the shares of Preferred Stock whichever shall be the earlier.

                           (b)  In case any of the events set forth
in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Pre ferred Stock shall be deemed thereafter to refer to Common Stock, Preferred Stock and/or other securities, as the case may be.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid and return-receipt requested, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Public Service Company of North Carolina,
                  Incorporated
                  400 Cox Road
                  Gastonia, North Carolina 28053
                  Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, ad dressed (until another address is filed in writing with the Company) as follows:

                  First Union National Bank of North Carolina
                  230 South Tryon Street
                  Charlotte, North Carolina 28288
                  Attention:  Shareholder Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be suf ficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the ap proval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates; provided, from and after the Distribution Date, this Agreement may not be sup plemented or amended to lengthen any time period hereun der pursuant to clause (iii) of this sentence unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compli ance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything con tained herein to the contrary, (i) this Agreement may not be amended at a time when the Rights are not redeemable, and
(ii) no supplement or amendment that changes the rights and duties of the Right Agent under this Agreement shall be effective without the consent of the Rights Agent.

                  Section 28.  Successors.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29.  Determinations and Actions by the
Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purpos es of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to adminis ter this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agree ment, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (includ ing, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

                  Section 31.  Severability.  If any term,
provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated;
provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

                  Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be per formed entirely within such State.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34.  Descriptive Headings.  Descriptive
headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                         PUBLIC SERVICE COMPANY OF NORTH
                                                CAROLINA, INCORPORATED


By s/J. Paul Douglas                              By s/Charles E. Zeigler, Jr.
   Name: J. Paul Douglas                          Name:  Charles E. Zeigler, Jr.
   Title: Vice President                          Title: Chairman, President
          Corporate Counsel                               and Chief Executive
          and Secretary                                    Officer


Attest:                                      FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA


By =========================                            By s/Patrick J. Edwards
   Name:                                                Name: Patrick J. Edwards
   Title:                                               Title: Vice President

                                                            Exhibit B
                                                            =========


                                    [Form of Rights Certificate]


Certificate No. R-                                              ________ Rights

NOT EXERCISABLE AFTER APRIL 9, 2007 OR EARLIER IF RE DEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMP TION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CER TAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECOME AN ACQUIRING PERSON OR AN AFFIL IATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]1


                                         Rights Certificate

                       Public Service Company of North Carolina, Incorporated

                  This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 9, 1997 (the "Rights Agreement"), between Public Service
--------
1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), and First Union National Bank of North Carolina (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on April 9, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Cumulative Pre ferred Stock (the "Preferred Stock") of the Company, at a purchase price of $55.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 9, 1997, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                  As provided in the Rights Agreement, the Pur chase Price and the number and kind of shares of Pre ferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Trigger ing Events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agree ment, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the Rights, limitations of Rights obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of Rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights
Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certifi cate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agree ment, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than, except that the possible requirement that prior to the occurrence of a Triggering Event only whole shares of Preferred Stock be issued, fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agree ment), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this

Rights  Certificate  shall  have  been  exercised  as  provided  in  the  Rights
Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of __________________


ATTEST:                                            Public Service Company of
                                                   North Carolina, Incorporated


                                                   By_________________________
                    Secretary                         Charles E. Zeigler, Jr.
                                                      Chairman, President and
                                                      Chief Executive Officer
Countersigned:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA


By
              Authorized Signature

                            [Form of Reverse Side of Rights Certificate]


                                         FORM OF ASSIGNMENT

                          (To be  executed  by the  registered  holder  if  such
                         holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

                            (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably consti tute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: __________________




                                            Signature

Signature Guaranteed:


                                             Certificate
                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowl edge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any

Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
                                    Signature

Signature Guaranteed:

                                               NOTICE
                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoev er.

                                    FORM OF ELECTION TO PURCHASE

                  (To  be  executed  if  holder   desires  to  exercise   Rights
                  represented by the Rights Certificate.)


To:      Public Service Company of
         North Carolina, Incorporated

                  The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


                                   (Please print name and address)

                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                                   (Please print name and address)





Dated: _____________________




                                            Signature
Signature Guaranteed:

                                             Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Cer tificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agree ment);

                  (2) after due inquiry and to the best knowl edge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
                                    Signature


Signature Guaranteed:

                                               NOTICE
          The signature to the foregoing Election to Pur chase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                 Exhibit C
                                                                 =========


                                    SUMMARY OF RIGHTS TO PURCHASE
                                           PREFERRED STOCK


                  On April 9, 1997, the Board of Directors of Public Service Company of North Carolina, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative Preferred Stock, par value $25 per share (the "Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then out standing, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or, with respect to persons that beneficially own ten percent (10%) or more of the outstanding shares of Common Stock on April 28, 1997, such person has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribu tion Date,
(i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also con stitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Dis tribution Date and will expire at the close of business on April 9, 2007, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock that the independent directors determine to be fair to and otherwise in the best inter ests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, at the option of the Board, (i) Common Stock, (ii) one one-hundredths of a share of Series A Cumulative Preferred Stock, and/or (iii) cash, property or other securities of the Company, each of (i), (ii) and (iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, follow ing the occurrence of the event set forth in this para graph, all Rights that are, or (under certain circum stances specified in the Rights Agreement) were, benefi cially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $100.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or
(ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering
Events."

                  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The foregoing notwithstanding, the Rights gener ally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circum stances, recognize taxable income in the event that the Rights become exercisable for Common Stock or Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adverse ly affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by refer ence to the Rights Agreement, which is incorporated herein by reference.

                                                            Exhibit 2
                                                            =========
April 10, 1997


For more information contact:
Jack G. Mason
Vice President - Treasurer and
Chief Financial Officer


FOR IMMEDIATE RELEASE


                PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                     ANNOUNCES ADOPTION OF STOCKHOLDER RIGHTS PLAN


                  Public Service Company of North Carolina, Inc. (NYSE-PGS) announced today that its Board of Directors adopted a Stockholder Rights Plan (the "Plan") in which Rights will be distributed as a dividend at the rate of one Right for each share of common stock, par value $1.00 per share, of the Company held by stockholders of record as of the close of business on April 28, 1997.

                  Regarding the plan, Mr. Charles E. Zeigler, Jr., chairman, president and chief executive officer stated, "The Plan was not adopted in response to any effort to acquire control of PSNC. It is, however, designed to deter coercive takeover tactics including the accumulation of shares in the open market or through private transactions and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company's stockholders."

                  Each Right initially will entitle stockholders to buy one unit of a share of preferred stock for $55.00 per share. The Rights generally will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company's common stock. The Rights will expire on April 9, 2007. Details of the Plan are outlined in a letter which will be mailed to all stockholders.

         By Order issued April 8, 1997, the North Carolina Utilities Commission authorized PSNC to reserve for issuance under the Plan, up to 1,500,000 shares of preferred stock and to issue that preferred stock in the future in accordance with the terms of the Plan.




                                                         - OVER -

         PSNC is franchised to serve a 33-county service area in North Carolina and distributes natural gas to approximately 311,000 winter-peak customers in 92 cities and communities ranging from the Raleigh, Durham and Chapel Hill areas in the north central part of the state; the Concord, Statesville, Gastonia and Forest City areas in the Piedmont; to the Asheville, Hendersonville and Brevard areas in the western part of the state. PSNC, through various subsidiaries and a joint venture, also participates in nonregulated businesses such as natural gas brokering and supply services, and the conversion and fueling of natural gas vehicles.
                                                           # # #

                                                            Exhibit 3
                                                            =========



April 10, 1997


Dear Stockholder:

On April 9, 1997, the Company's Board of Directors adopted a Stockholder Rights Plan. I have enclosed a summary of the Plan.

Our Stockholder Rights Plan is intended to protect stock holders in the event of coercive or unfair takeover tactics or an unsolicited attempt to acquire control of the Company in a transaction that the Board believes is not in your best interests. Over 1,700 other publicly-traded companies have adopted stockholder rights plans similar to ours.

Following a thorough review, the Board concluded that a Stockholder Rights Plan was the best available means of protecting your right to retain your equity investment in PSNC and realize the full value of that investment.

         Our Stockholder Rights Plan was not adopted in response to any effort to acquire control of PSNC, and the Board is not aware of any such effort. The Plan has been adopted in order to strengthen the ability of the Board to protect your interests. The Plan is not intended to prevent a takeover of PSNC at a full and fair price and will not do so. However, it should discourage any attempt to acquire PSNC in a way or on terms not approved by the Board as being in the best interests of stockholders.

In adopting the Stockholder Rights Plan, we are expressing our pride in the Company's performance as well as our confidence that there are substantial long-term values inherent in PSNC that we are working hard to achieve. Building our business for the future and striving to maximize value for stockholders remain the preeminent goals of management and the Board.


Sincerely,

                                    SUMMARY OF RIGHTS TO PURCHASE
                                           PREFERRED STOCK


                  On April 9, 1997, the Board of Directors of Public Service Company of North Carolina, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative Preferred Stock, par value $25 per share (the "Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then out standing, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or, with respect to persons that beneficially own ten percent (10%) or more of the outstanding shares of Common Stock on the Record Date, such person has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certifi cates, (ii) new Common Stock certificates issued after the

Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Dis tribution Date and will expire at the close of business on April 9, 2007, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock that the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, (i) one one-hundredths of a share of Series A Cumulative Preferred Stock, the issuance of which has been preapproved by the North Carolina Utilities Commission (the "Commission"), (ii) Common Stock, the issuance of which has been preapproved by the Commission, and/or (iii) cash, property or other securities of the Company, each of (i),
(ii) and (iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $100.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger

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


or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredths of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circum stances, recognize taxable income in the event that the Rights become exercisable for Common Stock, Preferred Stock or other consideration of the Company or for common stock of the acquiring company as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any

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


ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


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